Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Re:	Ford Motor Company Registration Statements Nos. 2-95018, 2-95020,
33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-55847, 33-58255,
33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993,
333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580,
333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445,
333-47733, 333-49545, 333-49547, 333-52399, 333-56660, 333-57596,
333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886,
333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313,
333-85138, 333-86127, 333-87619, 333-87990, 333-100910, 333-101293,
333-104063, 333-104064, 333-105674, 333-110105, 333-113584,
333-113608, 333-115339, and 333-115340 on Form S-8 and
Nos. 333-67209 and 333-75214 on Form S-3.

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our reports dated March 9, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
March 9, 2005